Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Gulfstream Aerospace Corporation on Form S-8 of our reports dated January 31, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Gulfstream Aerospace Corporation for the year ended December 31, 1996.


     /s/ Deloitte & Touche LLP
- ----------------------------------
       Deloitte & Touche LLP


Atlanta, Georgia
September 8, 1997